Morgan Stanley Institutional Fund Trust
Rule 10f-3 Transactions (Purchase of Securities by Portfolio
From an Underwriting Syndicate in which an Affiliate is a Member) (1) October 1, 2001 - September 30, 2002

		        PRICE
UNDERWRITING/	TRADE	PER	AMOUNT	  PURCHASED	AMOUNT OF 	%
PORTFOLIO(S)	DATE	SHARE(2)PURCHASED   FROM        OFFER	       UW

Raytheon Co
 Mid Cap Grow  10/25/01 33.25	200	Morgan Stanley	29,000,000   0.001%
 Mid Cap Growth Fund	33.25	100,800	Morgan Stanley		     0.348%
 Mid Cap Value		33.25	72,100  Morgan Stanley               0.249%

Anthem Inc
 Multi-Asset    10/29/01	36.00	2,400	Morgan Stanley	28,600,000   0.008%
 Balanced		36.00	10,600	Morgan Stanley		     0.037%
 Mid Cap Growth Fund    36.00	71,500	Morgan Stanley		     0.250%
 Mid Cap Value		36.00	50,900	Morgan Stanley		     0.178%
 Small Cap Value        36.00	43,100	Morgan Stanley		     0.151%
 Value 		        36.00	56,000	Morgan Stanley		     0.196%
 Equity 		36.00	15,400	Morgan Stanley		     0.054%

King Pharmaceuticals
 Mid Cap Value	11/1/01	38.00 167,200 	 CS First Bosto 20,500,000   0.021%
 Small Cap Value	38.00 144,600 	 CS First Boston	     0.018%

LA Tobacco
Settlement Financing Corp.
 Municipal 	11/1/01	97.885 1,350,000 Bear Stearns	919,795,000  0.147%


Cypress Fairbanks
 Municipal 	11/5/01	100.00 1,650,000 First Southwest 134,900,000 1.223%

AMN Healthcare Services
 Strategic Small11/12/01 17.00  100  Montgomery Secs    10,000,000   0.001%
 Small Cap Growt11/12/01 17.00 4,800 Montgomery Secs                 0.048%

Singapore Tel Note
 Fixed Income 	11/15/01 99.741	 4,445,000 Goldman Sachs 1,350,000,000 0.329%
 Fixed Income 	         99.741	 2,290,000 Goldman Sachs               0.170%
 Intermediate Duration 	 99.741	    50,000 Goldman Sachs 	       0.004%
 Intermediate Duration 	 99.741	    95,000 Goldman Sachs 	       0.007%
 Multi Asset Class	 99.741	    35,000 Goldman Sachs 	       0.003%
 Multi Asset Class	 99.741	    20,000 Goldman Sachs               0.001%
 Global Fixed Income 	 99.741	    35,000 Goldman Sachs               0.003%
 Global Fixed Income 	 99.741	    20,000 Goldman Sachs               0.001%
 Balanced 		 99.741	    110,000 Goldman Sachs              0.008%
 Balanced 		99.741	    210,000 Goldman Sachs              0.016%
 Special Purpose 	99.741	    295,000 Goldman Sachs              0.022%
 Special Purpose 	99.741	    155,000 Goldman Sachs              0.011%
 Fixed Income II 	99.741	    145,000 Goldman Sachs              0.011%
 Fixed Income II 	99.741	    280,000 Goldman Sachs              0.021%

CV Therapeutics
 Small Cap Value 12/3/01 52.50	    108,200 JP Morgan Secs 2,500,000 	4.328%

Triton PCS
 Mid Cap Value	12/6/01	30.55 	159,300	Salomon Smith Barney79,700,000 0.549%

Aramark Worldwide Corp
 Mid Cap Value 12/10/01 23.00 	297,000	JP Morgan Securities 30,000,000 0.990%

Prudential Financial
 Mid Cap Value	12/12/01	27.50	92,200	Goldman Sachs 110,000,000 0.084%
 MAC    	12/12/01	27.50	4,000	Goldman Sachs             0.004%
 Balanced	12/12/01	27.50	17,600	Goldman Sachs             0.016%
 Mid Cap Growth	12/12/01	27.50	128,500	Goldman Sachs             0.117%
 Equity 	12/12/01	27.50	25,200	Goldman Sachs             0.023%
 Mid CapGrowthII 12/12/01	27.50	200	Goldman Sachs             0.000%
 Value 	        12/12/01	27.50	97,300	Goldman Sachs             0.088%

Polycom
 Mid Cap Value	1/29/02	       31.20 116,200 T.Weisel Partners 7,000,000  0.015%

Carolina Group
 Mid Cap Growth 1/31/02	       28.00 171,300    S.S. Barney   31,275,000 0.548%
 Small Cap Growth 1/31/02      28.00 17,900     S.S. Barney              0.057%
 Mid Cap Growth II 1/31/02     28.00 200        S.S. Barney              0.001%
 Mid Cap Value	1/31/02	       28.00 139,400 	S.S. Barney              0.446%

Fisher Scientific
 Small Cap Value	2/12/02	27.00 154,900 	Goldman Sachs 750,000,000 0.021%
 Strategic Small Value		27.00 300       Goldman Sachs             0.000%

PETCO Animals Supply Inc.
 Small Cap Growth	2/21/02	19.00 5,200     Merrill Lynch 	14,500,000 0.036%
 Mid Cap Growth	        2/21/02	19.00 51,100    Merrill Lynch 	           0.352%
 Mid Cap Growth II	2/21/02	19.00 100       Merrill Lynch 	           0.001%

Alcon
 Mid Cap Growth	        3/20/02	33.00 213,600 	CS First Boston	69,750,000 0.306%
 Mid Cap Growth II	3/20/02	33.00 300 	CS First Boston	           0.000%

Jetblue Airways
 Small Cap Value	4/12/02	27.00 5,800 Salomon Smith Barney $5,500,000 0.001%
 Strategic Small Value		27.00	100 Salomon Smith Barney	    0.000%

Express Jet
 Small Cap Value	4/17/02	16.00 14,500  UBS Warburg	$26,000,000 0.056%
 Strategic Small Value		16.00 100  UBS Warburg	                    0.000%

Sabre Holdings Corp.
 Mid Cap Growth II	4/4/02	44.50	100 	Goldman Sachs 	8,000,000   0.001%

Badger Tobacco
Asset Securitization Corp.
 Municipal 	        5/1/02	100.00 850,000 	Bear Stearns	1,601,640,000 0.053%


Lin TV Inc.
 Mid Cap Value	         5/3/02	22.00 120,200 	Deutsche Bank	14,650,000  0.820%
 Small Cap Growth	 5/3/02	22.00   17,900 	Bear Stearns	            0.122%

Cumulus Media
 Small Cap Value	5/17/02	19.75 162,500 	Deutsche Bank	10,000,000 1.625%

Fleming Companies Inc.
 Small Cap Value	6/12/02	19.40 114,400 	Deutsche Bank	8,000,000 1.430%
 Strategic Small Value		19.00   1,600   Deutsche Bank	          0.020%

El  Paso
 Value    	        6/20/02	19.95224,800 	First Boston	45,000,000  0.500%

Safeway
5.80%,  08/15/2012
 US Core Fixed Income	8/7/02	99.88 470,000   S.S. Barney  800,000,000   0.06%
 Investment Grade 	8/7/02	99.88 830,000   S.S. Barney                0.10%
 Core Plus Fixed Income	8/7/02	99.88 6,270,000 S.S. Barney                0.78%
 Balanced 	        8/7/02	99.88 210,000 	S.S. Barney                0.03%


Hartford Financial
 Mid Cap Value	        9/9/02	47.25 42,800 Montgomery Secs 6,350,000     0.67%
PPL Corp
 Mid Cap Value	        9/12/02	30.50	88,900 	JP Morgan 	14,500,000  0.61%


Weight Watchers
 Balanced	        9/17/02	42.00 400 Credit Suisse First Boston 15,000,000	0.00%
 Multi Asset Class	9/17/02	42.00 100 Credit Suisse First Boston      	0.00%

Cox Communications
7.125%,  10/01/2012
 US Core Fixed Income	9/17/02	99.26 340,000 	S.S. Barney1,000,000,000	0.03%
 Investment Grade Fixed	9/17/02	99.26 590,000 	S.S. Barney		        0.06%
 Core Plus Fixed Income	9/17/02	99.2 4,375,000 	S.S. Barney		        0.44%
 Balanced	        9/17/02	99.26  120,000 	S.S. Barney		        0.01%
 Intermediate Duration	9/17/02	99.26 130,000 	S.S. Barney		        0.01%
 Municipal	        9/17/02	99.26 260,000 	S.S. Barney		        0.03%

Inco
7.25%,  09/15/2032
 Investment Grade Fixed	9/18/02	99.5  420,000 	Merrill Lynch	400,000,000	0.11%
 Core Plus Fixed Income	9/18/02	99.5 1,580,000 	Merrill Lynch		        0.40%
 Balanced 	        9/18/02	99.5    35,000 	Merrill Lynch		        0.01%

Trimeris, Inc.
 Mid Cap Growth	        9/26/02	45.25 69,550 Lehman Brothers	2,400,000	2.90%
 Small Cap Growth	9/26/02	45.25  7,300 Lehman Brothers		        0.30%

(1) All transactions were completed in accordance with Rule 10f-3 and Board approved Rule 10f-3 procedures.
(2) All prices in U.S. Dollar unless otherwise noted